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                                                                      EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Scient Corporation filed in May 2001 relating to the Scient 401(k) Plan of our report dated September 18, 2000 with respect to the financial statements of the Scient 401(k) Plan included in this Annual Report on Form 11-K.



/s/  Mohler, Nixon & Williams
--------------------------------
MOHLER, NIXON & WILLIAMS
Accountancy Corporation


Campbell, California
May 17,  2001